UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2021 (May 3, 2021)

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

489 Fifth Avenue, 27th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 880-4382
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed by Clever Leaves Holdings Inc. (“Clever Leaves” or the “Company”), on December 18, 2020, in connection with the closing of the business combination between Clever Leaves International Inc. and Schultze Special Purpose Acquisition Corp. (“SAMA”), a special purpose acquisition company, the Company assumed SAMA’s obligations under the warrant agreement that governs the terms of SAMA’s private placement warrants and public warrants (collectively, the “warrants”). Each warrant no longer represents a right to acquire one share of SAMA common stock and instead represents the right to acquire one common share of the Company on the same terms. The Company has previously classified the warrants as equity.

On April 12, 2021, the Staff of the Securities and Exchange Commission released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities” and indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

On May 3, 2021, the Audit Committee of the Board of Directors of the Company, after considering the recommendations of management, concluded that the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2020 and 2019 should no longer be relied upon due to required corrections related to the accounting for warrants. Following consideration of the guidance in the SEC Statement, the Company concluded that certain of its warrants should have been classified as liabilities measured at fair value in the affected financial statements, with changes in fair value each period reported in earnings.

The Company is in the process of preparing an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 in order to provide restated consolidated financial statements and applicable footnote disclosures and other related revisions, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations, based on the restated financial information.

The Company expects that the restated financial information will not impact previously reported revenues, loss from operations, long-term debt or cash flows from operating activities. The Company anticipates that the restated financial information will affect net loss, earnings per share, current liabilities, total liabilities, additional paid-in capital, accumulated deficit and total shareholders’ equity for the December 31, 2020 reporting period.

The Audit Committee of the Company’s Board of Directors has discussed with BDO Canada LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02.

Forward-Looking Statements

This report includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such statements may include, but are not limited to, statements regarding Clever Leaves’ intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this report and involve a number of risks and uncertainties that may cause actual results to differ significantly. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Clever Leaves’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: May 4, 2021

2